EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 33-59580) pertaining to The BFGoodrich Company Retirement Plus Savings Plan for Wage Employees of our report dated June 6, 2002, with respect to the financial statements of The BFGoodrich Company Retirement Plus Savings Plan for Wage Employees included in this Annual Report (Form 11-K) for the year ended December 30, 2001.

/S/ ERNST & YOUNG LLP

Charlotte, North Carolina
June 17, 2002

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